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                                                                     EXHIBIT 1.2


                                 AUTOZONE, INC.
                             (a Nevada corporation)

                                Debt Securities

                                TERMS AGREEMENT
                                ---------------

                                                            July 17, 1998

To:  AutoZone, Inc.
     123 South Front Street
     Memphis, Tennessee 38103

Ladies and Gentlemen:

     We understand that AutoZone, Inc., a Nevada corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its senior debt securities (the "Debt Securities (such securities also being hereinafter referred to as the "Initial Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.


                                 $200,000,000
         Underwriter             of Initial Underwritten Securities
         ----------------------------------------------------------
Merrill Lynch & Co.                                    $ 66,668,000
Donaldson Lufkin & Jenrette
   Securities Corporation                                66,666,000
Lehman Brothers Inc.                                     66,666,000
                                                       ------------
Total                                                  $200,000,000
                                                       ============
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          The Underwritten Securities shall have the following terms:


                                Debt Securities
                                ---------------

Title:  6  1/2% Debentures due July 15, 2008
Rank:  Senior
Ratings:  Baa1/A-
Aggregate principal amount:  $200,000,000
Denominations:  $1,000 and any integral multiple thereof
Currency of payment:  U.S. dollars
Interest rate or formula:  6  1/2%
Interest payment dates:  Each January 15 and July 15
Regular record dates:  January 1 and July 1
Stated maturity date:  July 15, 2008

Redemption provisions: The Debentures are redeemable at the option of the Company as described under the heading "Optional Redemption" on page 10 of the base Prospectus, dated July 15, 1998

Sinking fund requirements:  None
Conversion provisions:  None
Listing requirements:  None
Black-out provisions:  None
     Fixed or Variable Price Offering:  Fixed Price Offering

          If Fixed Price Offering, initial public offering price per share:
     99.243% of the principal amount, plus accrued interest, if any, from the date of issuance (July 22, 1998).

Form:  Global note
Other terms and conditions:  N/A
Closing date and location:  July 22, 1998 at the offices of Brown & Wood LLP,
  One World Trade Center, New York, New York 10048-0557


     All of the provisions contained in the document attached as Annex I hereto entitled "AUTOZONE, INC.-- Common Stock, Warrants to Purchase Common Stock, Preferred Stock, Warrants to Purchase Preferred Stock, Depositary Shares, Debt Securities, Warrants to Purchase Debt Securities and Units--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Counsel to the Company will be required to deliver an opinion in the form attached hereto.

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     Please accept this offer no later than 4:00 o'clock P.M. (New York City time) on July 17, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                Very truly yours,

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED

                                By: /s/ Cynthia Bates, Vice President
                                   __________________________________
                                Authorized Signatory

                                Acting on behalf of itself and the other named Underwriters.

Accepted:

AUTOZONE, INC.

By: /s/ Robert J. Hunt
   ____________________________
    Name: Robert J. Hunt
    Title: Executive Vice President



By: /s/ Harry L. Goldsmith
   ____________________________
    Name: Harry L. Goldsmith
    Title: Senior Vice President
           and Secretary
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